UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 16, 2012

LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On December 16, 2012, LodgeNet Interactive Company (the “Company”) and certain of its subsidiaries entered into Amendment No. 2 (the “Amendment”) to that certain Forbearance Agreement and Second Amendment to Credit Agreement (the “Forbearance Agreement”) with the Participant Lenders (as defined therein), and Gleacher Products Corp. (as successor to JP Morgan Chase Bank, N.A.), as administrative agent, regarding that certain Credit Agreement, dated as of April 4, 2007 by and among the Company, the banks, financial institutions and other entities party thereto as Lenders and the Agent.

Under the Forbearance Agreement each of the Participant Lenders and the Agent previously agreed to forbear from exercising their respective default-related rights and remedies against the Company and the other Loan Parties under the Credit Agreement, the other loan documents and/or applicable law solely to the extent the availability of such remedies arises from certain “Specified Defaults” until the earlier of December 17, 2012 or future defaults under the Credit Agreement (other than the Specified Defaults) and the Forbearance Agreement.  The Amendment extends the date of forbearance to the earlier of December 31, 2012 or future defaults under the Credit Agreement (other than the Specified Defaults) and the Forbearance Agreement.

The Company also entered into amendments to its existing forbearance agreements with DirecTV LLC (“DIRECTV”) and Home Box Office, Inc. (“HBO”). The existing DIRECTV and HBO forbearance agreements required the Company to make payments of $20.0 million and $6.0 million to DIRECTV and HBO, respectively, on December 17, 2012.  The Company does not have the necessary liquidity to make such payments and maintain its operations.  Consequently, the Company has negotiated a revision to its forbearance agreements with DIRECTV and HBO, whereby the December 17, 2012 payments have been deferred to December 31, 2012.  In connection with the amendment to the DIRECTV forbearance agreement, the Company will make a payment to DIRECTV in the amount of $2.3 million, representing a partial payment of its outstanding obligations to DIRECTV.  In connection with the amendment to the HBO forbearance agreement, the Company will make payments to HBO in the amount of $1.0 million on December 17, 2012 and $1.0 million on December 31, 2012, representing a partial payment of its outstanding obligations to HBO and, so long as the second payment is made on December 31, 2012, the remaining balance currently owed to HBO will be deferred until January 14, 2013.

The amendments of the forbearance agreements are intended to provide the Company time to continue negotiations with its lenders and a potential investor on a transaction to restructure the Company.  If the Company is unable to obtain sufficient liquidity to make the required payments on December 31, 2012, which is likely, or such payments are not further deferred, the Company would be forced to file under Chapter 11 of the U.S. Bankruptcy Code in December 2012.

This summary is qualified in its entirety by reference to the terms of the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 2 to Forbearance Agreement and Second Amendment to Credit Agreement, dated as of December 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2012	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer